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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 (July 24, 2002)
                                 ---------------
                                 Date of Report
                        (Date of earliest event reported)




                               UNIVERSAL MFG. CO.
                               ------------------
             (Exact name of registrant as specified in its charter)





  Nebraska                                                        42-0733240
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  (State of               (Commission file Number)              (IRS Employer
Incorporation)                                               Identification No.)



                  405 Diagonal Street, Algona, Iowa 50511-0190
                  --------------------------------------------
                     (Address of Principal Executive Office)

                                 (515) 295-3557
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

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Item 2. Acquisition or Disposition of Assets

     Effective July 24, 2002, Rainbo Company, LLC, a Nebraska limited liability company d/b/a Value Independent Parts ("VIP") and an affiliate of Universal Mfg. Co. ("Universal Mfg."), a Nebraska corporation, and Universal Distribution LLC ("Universal Distribution", and together with VIP and Universal Mfg., "Universal/VIP"), a Nebraska limited liability company, entered into a Sale of Assets Agreement (the "Sales Agreement") with RM Distributing Co., Inc. ("RM"), an Iowa corporation, pursuant to which Universal/VIP will sell certain assets related to its Peoria, Illinois Branch of VIP. The assets transferred to RM will consist primarily of inventory and assets used in connection with Universal/VIP's ACDelco, Motorcraft and other parts distribution business.

     As reported in Universal/VIP's Form 10-Q report for the period ended April 30, 2002, the Service and Parts Operations Unit of General Motors Corporation ("ACDelco") advised Universal/VIP that, as a result of the ACDelco national program to establish a limited number of dedicated distributors, the existing distribution agreement with ACDelco will not be continued. The pending change will require that Universal/VIP purchase ACDelco products from another ACDelco authorized distributor, or discontinue resale of ACDelco branded products. Universal/VIP is continuing discussions with ACDelco on the specifics of the discontinuation of the current distribution agreement. As previously reported, Universal/VIP is in the process of evaluating all of its available options, including selling VIP assets relating to the ACDelco business line to third parties and negotiating better terms and conditions with ACDelco relating to the discontinuation. Subsequent to the consummation of the asset transfer under the Sales Agreement, Universal/VIP will continue to evaluate all of its available options, including selling additional Universal/VIP assets relating to the ACDelco business line to other third parties and negotiating better terms and conditions with ACDelco relating to the discontinuation. Universal/VIP is also still reviewing with legal counsel issues relating to the termination of the ACDelco distribution agreement.

     Under the Sales Agreement, RM agreed to purchase up to $200,000 of ACDelco products from VIP. RM also agreed to purchase Motorcraft products, except oils and chemicals, from Universal/VIP. The actual inventory amounts purchased by RM for both the ACDelco and Motorcraft products will be determined no later than September 15, 2002. ACDelco will credit VIP for the purchase amount for the ACDelco products and then bill RM. Motorcraft will credit Universal/VIP for the purchase amount for the Motorcraft products and then bill RM.

     Other assets to be purchased and paid for by RM on September 15, 2002 include certain shop equipment ($4,000) and office furniture currently used by VIP ($500). RM also agreed to purchase from VIP a battery delivery truck for $32,000, which amount was paid to VIP on July 31, 2002. In addition, RM agreed to purchase certain shelving used by VIP at the Peoria, Illinois Branch for $27,000. This amount will be paid to VIP on August 26, 2002.

     The preceding information contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements herein that are not historical facts, including statements about Universal/VIP's expectations of the future of Universal/VIP or the success or negotiations with ACDelco, are forward looking statements that involve risks and uncertainties. These uncertainties include, without limitation, the effect of the general economic conditions, customer requirements for VIP products, future actions by ACDelco, Motorcraft or Ford, the continuing strength of the automotive industry, increased competition and other factors. Such factors could cause actual results to differ materially from those in the forward-looking statements.

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     (c)  Exhibits

     Exhibit No.                        Description
     ---------------------------------------------------------------------------

     2.1                                Sale of Assets Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             UNIVERSAL MFG. CO.




     Date: August 1, 2002                    /s/ Donald D. Heupel
                                             -----------------------------------
                                             Donald D. Heupel, President